EXHIBIT 32
CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
RULES 13a-14(b) OR 15d-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED AND SECTION 1350 OF
CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE (18 U.S.C. § 1350)
In connection with the filing of the quarterly report of MannKind Corporation (the “Company”) on Form 10Q for the period ended June 30, 2006, as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”) and pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Alfred E. Mann, Chief Executive Officer of MannKind Corporation (the “Company”), and Richard L. Anderson, Chief Financial Officer of the Company, each hereby certifies to the best of his knowledge that:
     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.
Date: August 3, 2006

/s/ Alfred E. Mann	/s/ Richard L. Anderson

Alfred E. Mann	Richard L. Anderson
Chief Executive Officer	Chief Financial Officer
These certifications are being furnished solely to accompany this Quarterly Report on Form 10-Q pursuant to 18 U.S.C. Section 1350, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 into any filing of MannKind Corporation, whether made before or after the date hereof, regardless of any general incorporation language in such filing.